UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2014

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective on December 5, 2014, the board of directors of Kinder Morgan, Inc. (“KMI”) elected Ted A. Gardner, Gary L. Hultquist, Ronald L. Kuehn, Arthur C. Reichstetter, William A. Smith and Perry M. Waughtal to KMI’s board. Each of the newly elected directors will receive compensation for his service on the board in accordance with KMI’s standard compensatory arrangement for non-employee directors. A description of the compensatory arrangement for non-employee directors is set forth in KMI’s Proxy Statement from its 2014 annual meeting.

Messrs. Kuehn, Reichstetter and Smith served as directors of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P. (“EPB”) prior to the merger of EPB with a subsidiary of KMI. Messrs. Gardner, Hultquist and Waughtal served as directors of Kinder Morgan Management, LLC (“KMR”) and Kinder Morgan G.P., Inc. (“KMGP”), the general partner of Kinder Morgan Energy Partners, L.P. (“KMP”), prior to the mergers of KMR and KMP with subsidiaries of KMI.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: December 11, 2014	By:	/s/ David R. DeVeau
David R. DeVeau Vice President

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